UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

September 5, 2019

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue
Long Island City, NY 11101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 5, 2019, the Company held a Special Meeting of Stockholders (the “Meeting”). Set forth below are the proposals voted upon at the Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on August 13, 2019, and the final voting tabulation reported by the Company’s inspector of elections.

The Company’s Board of Directors fixed the close of business on August 13, 2019 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Meeting. A total of 18,351,497 shares of the Company’s common stock were entitled to vote at the Meeting. A quorum of the stockholders was present in person or represented by proxy at the Meeting. The final voting results for each of the proposals were as follows:

Proposal 1. Stockholders adopted the Share Exchange Agreement dated June 7, 2019 and approved the acquisition of Xiaotai International Investment Inc. contemplated by such agreement based on the following votes:

For	Against	Abstain
11,450,808	9,376	1,350

Proposal 2. Stockholders adopted the Share Purchase Agreement dated June 7, 2019 and approved the spin-off by the Company of its existing business and operations to Go Fresh 365, Inc. contemplated by such agreement based on the following votes:

For	Against	Abstain
11,451,211	9,887	436

Proposal 3. Stockholders approved and adopted an amendment to our Certificate of Incorporation to affect a reverse split of our issued and outstanding common stock by a ratio of note less than one-for-two and note more than one-for-ten at any time prior to December 31, 2019, with the exact ratio to be set at a whole number within this range, as determined by the Board in its sole discretion, based on the following votes:

For	Against	Abstain
11,439,853	13,864	7,817

Proposal 4. Stockholders approved and adopted an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company has authority to issue from 100,000,000 to 1,000,000,000 and the number of shares of preferred stock that the Company has authority to issue from 1,000,000 to 10,000,000; and consequently, to increase the total number of shares of all classes of capital stock that the Company has authority to issue from 101,000,000 to 1,010,000,000, based on the following votes:

For	Against	Abstain
11,382,897	78,596	41

Proposal 5. Stockholders approved an amendment to the Company’s Certificate of Incorporation to change the Company’s corporate name to “Terran Financial Services Group” based on the following votes:

For	Against	Abstain
11,450,554	9,574	1,406

Proposal 6. Each of the five nominees for director was elected based on the following votes:

Name	For	Against	Abstain
Baofeng Pan	11,451,575	9,516	443
Haotian Wu	11,451,626	9,516	392
Xianhai Huang	11,451,575	9,516	443
Xing Xie	11,450,535	10,556	443
Weixiang Jiang	11,450,535	10,556	443

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders.

Proposal 7.  Stockholders approved the adjournment of the special meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Proposal 1 and Proposal 2, based on the following votes:

For	Against	Abstain
11,389,698	71,463	373

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	iFresh Shareholders Approve All Resolutions at Special Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2019

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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